Exhibit 2.1

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made as of July 9, 2023, by and among Apogee Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of Common Units, Series A Preferred Units, Series B Preferred Units and Incentive Units (each as defined in the Operating Agreement (as defined below)) (collectively, “Units”) of Apogee Therapeutics, LLC, a Delaware limited liability company (the “LLC”), constituting the holders of all outstanding Units and listed on Schedule A attached hereto (each a “Unit Holder” and together, the “Unit Holders”).  This Agreement shall only become effective immediately prior to the effectiveness of the Company’s first registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) (the “Effective Time”).

RECITALS

WHEREAS, pursuant to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of November 15, 2022, of the LLC (the “Operating Agreement”), upon the approval of the Board of Managers of the LLC and the Requisite Preferred Holders (as defined in the Operating Agreement), each Unit Holder shall take all necessary and appropriate actions to implement a Corporate Conversion (as defined in the Operating Agreement);

WHEREAS, each of the Unit Holders desires to comply with its obligations under the Operating Agreement and to contribute to the Company (the “Contribution”) the number of Units set forth next to such Unit Holder’s name listed on Schedule A hereto (the “Transferred Units”), in exchange for the number of shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”) and/or shares of non-voting common stock of the Company, par value $0.00001 per share (the “Non-Voting Common Stock”) calculated as set forth herein (such shares, the “Reorganization Shares”);

WHEREAS, the Board of Directors of the Company (the “Board”) has consented to the issuance of the Reorganization Shares to the Unit Holders as contemplated by this Agreement; and

WHEREAS, the parties intend that the Contribution be treated as a contribution by the Unit Holders of the Transferred Units in exchange for the Reorganization Shares as described in section 351(a) of the Internal Revenue Code of 1986, as amended (“Section 351”).

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Contribution of Units.  Upon the terms and subject to the conditions set forth herein, at the Closing, automatically and without any further action on the part of any Unit Holder, each Unit Holder hereby contributes and assigns to the Company all of such Unit Holder’s right, title and interest in the Transferred Units, free and clear of all liens, charges, pledges, claims, restrictions on transfer, mortgages, security interest, or title defect or other encumbrance of any sort (collectively, “Liens”) (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”)).

2.Assumption and Admission.  Upon the Closing, the Company hereby (a) accepts the Transferred Units, (b) agrees to be admitted as member of the LLC contemporaneously with the Contribution in the place and stead of each of the Unit Holders with respect to the Transferred Units, and (c) undertakes and agrees to comply with and be bound by the terms of the Operating Agreement as a member.

3.Issuance of Reorganization Shares.  At the Closing, automatically by virtue of the Contribution and without any further action on the part of the Company or any Unit Holder, the Company hereby issues Reorganization Shares to each Unit Holder in consideration for their respective Transferred Units.  Subject to the terms and conditions of this Agreement, at the Closing, automatically by virtue of the Contribution and without any further action on the part of the Company or any Unit Holder:

3.1.	each Common Unit outstanding immediately prior to the Effective Time shall be exchanged for 0.3839 shares of Common Stock (rounded as set forth on Schedule A hereto);
3.2.

each Series A Preferred Unit outstanding immediately prior to the Effective Time shall be exchanged for 0.3839 shares of Common Stock or Non-Voting Common Stock (rounded as set forth on Schedule A hereto);

3.3.

each Series B Preferred Unit outstanding immediately prior to the Effective Time shall be exchanged for 0.3839 shares of Common Stock or Non-Voting Common Stock (rounded as set forth on Schedule A hereto);

3.4.

each Incentive Unit outstanding immediately prior to the Effective Time shall be exchanged for a number of shares of Common Stock in accordance with the terms of the Operating Agreement based upon the valuation of the LLC as determined by the pricing committee of the Board for purposes of the Company’s initial public offering expected to occur on the date of the Contribution (the “IPO”); provided, that prior to such exchange, each Unit Holder’s Incentive Units shall be multiplied by 0.3839 (with a corresponding increase to applicable Strike Price (as defined in the Operating Agreement) for each Incentive Unit) (rounded to the nearest whole share).  To the extent that any Incentive Units exchanged for shares of Common Stock pursuant to the foregoing sentence was subject to vesting, such shares of Common Stock shall be subject to the same vesting conditions as were applicable to the Incentive Units prior to the Contribution.

4.Closing.  Subject to the satisfaction in full (or waiver) of all of the conditions set forth in Section 9, the closing of the Contribution, subscription and exchange contemplated hereby (the “Closing”) shall take place automatically and without any further action by the Company or any Unit Holder at the Effective Time. At the Closing, the Company shall issue the applicable number of shares of Common Stock and Non-Voting Common Stock calculated pursuant to Section 3 above.  The Company shall not issue fractional shares with respect to the Contribution.  Each Unit Holder agrees to surrender any fractional share interest to which it may be entitled. To the extent a Unit Holder that holds Series A Preferred Units or Series B Preferred

Units intends to receive shares of Non-Voting Common Stock in lieu of shares of Common Stock in exchange for such Series A Preferred Units or Series B Preferred Units, such Unit Holder shall indicate on such Unit Holder’s signature page to this Agreement the percentage of its Reorganization Shares it desires to receive as Non-Voting Common Stock and indicate its desired Beneficial Ownership Threshold (as defined in the Charter (as defined below)).

5.Irrevocable Election.  The execution of this Agreement by each Unit Holder evidences the irrevocable election and agreement by such Unit Holder, at the Closing, to contribute such Unit Holder’s Units in exchange for Reorganization Shares at the Closing on the terms and conditions set forth herein.  In furtherance of the foregoing, each Unit Holder covenants and agrees that from the date hereof until the earlier of (x) the consummation of the IPO or (y) any termination of this Agreement pursuant to Section 10, such Unit Holder shall not, directly or indirectly, knowingly take any action that would make any representation or warranty of such Unit Holder set forth in this Agreement materially untrue or incorrect or have the effect of preventing, disabling, or materially delaying such Unit Holder from performing any such Unit Holder’s obligations under this Agreement.

6.Unit Holder Obligations.  Each Unit Holder severally, and not jointly, shall be liable for only the Contribution that relates to such Unit Holder.  The Company’s agreement with each of the Unit Holders is a separate agreement, and the Contribution with respect to each Unit Holder is a separate exchange. The obligations of each Unit Holder hereunder are expressly not conditioned on the exchange of the Transferred Units by any or all of the other Unit Holders.

7.Representations and Warranties of the Unit Holders.  To induce the Company to accept the Transferred Units, and the Company to issue the Reorganization Shares to the Unit Holders, each Unit Holder, severally and not jointly, and as to itself and no other Person (as defined in the Operating Agreement), makes the following representations and warranties to the Company, each and all of which are true and correct as of the date of this Agreement and shall be true and correct as of the Closing:

7.1.Ownership of Units.  The Unit Holder (i) is the beneficial owner of, and has good and valid title to, his, her or its respective Transferred Units, free and clear of Liens or any rights of first refusal of any kind that have not or will not have been waived prior to the Effective Time other than Liens pursuant to obligations under one or more agreements between the Unit Holder and the LLC or Liens that have been created by the LLC; (ii) has sole voting power, sole power of disposition, and sole power to demand dissenter’s rights (if applicable), in each case with respect to all of his, her or its Transferred Units, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal and state securities laws, the terms of this Agreement, the Operating Agreement, and any applicable lock-up agreement in connection with the IPO; (iii) is not subject to any voting trust agreement or other contract to which such Unit Holder is a party restricting or otherwise relating to the voting or transfer of the Units other than this Agreement, the Operating Agreement, any applicable lock-up agreement in connection with the IPO, and any applicable registration rights agreement to which the Company is a party; and (iv) is not a party to an agreement or understanding to sell, exchange or otherwise dispose of, and has no present plan to sell, exchange or otherwise dispose of, any Common Stock or Non-Voting Common Stock (including Reorganization Shares to be issued to the Unit Holder pursuant to this

Agreement).  The Unit Holder has not appointed or granted any proxy or power of attorney that will be in effect as of the Closing with respect to any Transferred Units.

7.2.Organization, Standing and Authority.  The Unit Holder has full legal power, capacity, and authority to execute and deliver this Agreement and to perform such Unit Holder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Unit Holder and, assuming due authorization, execution and delivery by the other Unit Holders and the Company, constitutes a legal, valid and binding obligation of such Unit Holder, enforceable against such Unit Holder in accordance with its terms.  To the extent the Unit Holder is an entity, the Unit Holder is duly organized, validly existing and in good standing, except for any such failures to be in good standing that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Transactions.

7.3.Consents and Approvals; No Violations.  None of the execution, delivery, and performance by the Unit Holder of this Agreement, the consummation by the Unit Holder of the transactions contemplated hereby (the “Transactions”), or the compliance by the Unit Holder with any of the provisions hereof will (i) conflict with or violate any law applicable to, binding upon or enforceable against such Unit Holder, or by which the Units held by such Unit Holder are bound, (ii) result in any breach of, or constitute a default (or an event which would, with the passage of time, or giving of notice or both, constitute a default) under, require any consent of any person pursuant to, give rise to any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any persons or otherwise adversely affect such Unit Holder’s rights under, any contract, lease, agreement, permit or other instrument to which such Unit Holder is a party (other than the Operating Agreement), or (iii) result in the creation or imposition of any Lien upon the Units held by such Unit Holder, except in the cases of clauses (i) and (ii) for any such conflicts, violations, breaches, defaults, terminations, amendments, modifications, accelerations, cancellations, fees, penalties, rights, or other adverse consequences that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Transactions.  The Unit Holder is not required to file, seek or obtain any consent, authorization, order, permit, waiver or approval of, or declaration or filing with, or notification to, any governmental entity, in connection with the execution, delivery and performance by such Unit Holder of this Agreement or the consummation of the Transactions.

7.4.No Public Market.  To the extent the Unit Holder is receiving shares of Non-Voting Common Stock, the Unit Holder acknowledges and agrees that no public market exists for the shares of Non-Voting Common Stock and no public market is expected to develop for such shares.

7.5.No Reliance.  The Unit Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty in connection with this Agreement and the Transactions made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

7.6.Tax Consequences of the Transactions.  The Unit Holder understands that the tax consequences of the Transactions will depend in part on his, her or its own tax circumstances.  The Unit Holder acknowledges that, to the extent that he, she or it finds it necessary or desirable, he, she or it will consult his, her or its own tax adviser about the U.S. federal, foreign, state and local tax consequences peculiar to his, her or its circumstances.

7.7.Transfer Restrictions.  The Unit Holder acknowledges and agrees as follows:

a)

The Reorganization Shares have not been registered for sale under the Securities Act in reliance on Section 3(a)(9) of the Securities Act. The Unit Holder understands that the Reorganization Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Unit Holder must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Unit Holder acknowledges that the Company has no obligation to register or qualify the Reorganization Shares, except as may be provided in a registration rights agreement between the Unit Holder and the Company.  The Unit Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Reorganization Shares, and on requirements relating to the Company which are outside of the Unit Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

b)	The Unit Holder understands that the Reorganization Shares may be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

7.8.No Other Representations or Warranties.  Except for the representations and warranties of such Unit Holder expressly set forth in this Agreement, such Unit Holder does not make any other express or implied representations or warranties, including in respect of the Units held by such Unit Holder or otherwise.

8.Representations and Warranties of the Company.  To induce each Unit Holder to contribute its respective Transferred Units, the Company makes the following representations and warranties to the Unit Holders, each and all of which are true and correct as of the date of this Agreement and shall be true and correct as of the Closing:

8.1.Organization and Authorization.  The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has full power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action, as applicable.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the legal, valid and binding obligation of the Company.

8.2.Reorganization Shares.  The Reorganization Shares issuable under this Agreement, in accordance with Section 3 hereof, will be issued at the Closing and will then be duly and validly issued, fully paid and non-assessable, and subject to no Liens or other encumbrances.  The Company will not be entitled to any consideration in respect of the issuance of the Reorganization Shares other than the contribution of the Transferred Units.  Assuming the accuracy of the representations of the Unit Holders in Section 7 hereof, the Reorganization Shares issuable under this Agreement will be issued in compliance with all applicable federal and state securities laws.

8.3.Conversion Shares.  The shares of Non-Voting Common Stock will be convertible into shares of Common Stock (the “Conversion Shares”), in accordance with the Company’s Amended and Restated Certificate of Incorporation to be in effect at the Closing (as it may be amended, and/or amended and restated or otherwise modified from time to time, the “Charter”).  The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the shares of Non-Voting Common Stock, and, when issued upon conversion of the shares of Non-Voting Common Stock in accordance with the Charter, will be validly issued, fully paid and non-assessable, and subject to no Liens or other encumbrances.

8.4.No Conflicts.  The execution and performance of the Transactions and compliance with its provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the organizational documents of the Company or any indenture, lease, agreement or other instrument to which the Company is a party, or any decree, judgment, order, statute, rule or regulation applicable to the Company.  The Company has obtained valid waivers of any rights by other parties to purchase or receive any of the Reorganization Shares covered by this Agreement.

8.5.No Other Representations or Warranties.  Except for the representations and warranties of the Company expressly set forth in this Agreement, the Company does not make any other express or implied representations or warranties in connection with this Agreement and the Transactions on behalf of the Company or in respect of the Reorganization Shares or the Conversion Shares or otherwise.

9.Conditions to Closing.  The obligations of the Company and the Unit Holders to consummate the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by mutual consent of the Company and the Unit Holders holding a majority of the Transferred Units:

9.1.

the representations and warranties of the Unit Holders contained in Section 7 of this Agreement and of the Company contained in Section 8 of this Agreement shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

9.2.

the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company, and each Unit Holder shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Unit Holder, in each case on or before the Closing;

9.3.

no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the Transactions contemplated hereby; and

9.4.	the Company shall have filed the Charter with the Secretary of State of the State of Delaware, and the Charter shall remain in full force and effect as of the Effective Time.

10.Termination.  If for any reason the IPO is not consummated but the Closing has already taken place, then the Company and each Unit Holder will take all such actions as are necessary to restore each Unit Holder to the same position it was in with respect to economic interest, rights, benefits and obligations as were associated with the Transferred Units held by such Unit Holder immediately prior to the Closing.  In such event, except as provided in the foregoing sentence, neither the Company nor Unit Holder shall have any further obligations under this Agreement.  This Agreement shall automatically terminate and be of no further effect on December 31, 2023, in the event the consummation of the IPO shall not have occurred on or before such date.

11.Withdrawal.  Immediately after the admission of the Company as a member of the LLC, each of the Unit Holders shall be withdrawn as a member of the LLC with respect to the Transferred Units, and shall thereupon cease to be a member of the LLC with respect to the Transferred Units and cease to have or exercise any right or power as a member of the LLC with respect to the Transferred Units.  It is understood that all applicable rights of the members under the Operating Agreement shall survive the Closing, including Section 2.05 (‘Limitation of

Liability of Members’), Article V (‘Indemnification and Other Covenants’), and Section 10.11(c) (‘Registration Rights’).

12.U.S. Federal Income Tax Treatment.  The Company and each Unit Holder agree that the Contribution is intended to be treated as an exchange by the Unit Holders of the Transferred Units for the Reorganization Shares as described in Section 351 for U.S. federal and applicable state and local income tax purposes, and the Company and each Unit Holder shall report and act consistently with such treatment in the preparation, filing and audit of, or other proceeding with respect to, any tax return unless otherwise required by a change in law occurring after the date hereof, a closing agreement with an applicable governmental authority or a final judgment of a court of competent jurisdiction.

13.Further Assurances.  Each Unit Holder hereby covenants that, from time to time after the delivery of this Agreement, such Unit Holder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances reasonably necessary to consummate the Transactions, including to convey, transfer to and vest in the Company, and to put the Company in possession of, any of such Unit Holder’s Transferred Units.

14.Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when delivered by facsimile or email (in each case in this clause (iii), solely if receipt is confirmed), (A) if to Unit Holders, to the address set forth on the applicable signature page hereto, and (B) if to the Company, 221 Crescent Street, Building 17, Suite 102b, Waltham, Massachusetts 02453 Attention: Chief Financial Officer, E-mail: jane.henderson@apogeetherapeutics.com, (with a copy, which shall not constitute notice, to Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite #3000, San Francisco, California 94105, Attention: Ryan Murr, Email: rmurr@gibsondunn.com), or to such other address or addresses as the Company shall have furnished to the Unit Holders in writing.

15.Severability.  Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

16.Counterparts; Headings.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

17.Successors and Assigns.  This Agreement and all the provisions hereof shall be binding and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether expressed or not, but neither this Agreement nor any of the rights, interests, duties or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party.

18.Facsimile or PDF Signature.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

19.Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

20.Waiver of Conflicts.  Each party to this Agreement other than Wellington and Fidelity acknowledges that Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Unit Holders or their affiliates in matters unrelated to the Transactions, including representation of such Unit Holders or their affiliates in matters of a similar nature to the Transactions.  The applicable rules of professional conduct require that Gibson Dunn inform the parties hereunder of this representation and obtain their consent to Gibson Dunn’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions.  Gibson Dunn has served as outside general counsel to the Company and has negotiated the terms of the Transactions solely on behalf of the Company.  The Company and each Unit Holder other than Wellington and Fidelity hereby (a) acknowledges that with respect to the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions, Gibson Dunn has represented solely the Company, and not any Unit Holder or any stockholder, member, beneficiary, director or employee of any Unit Holder; and (b) gives its informed consent to Gibson Dunn’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions. For the purposes of this Section 20, “Wellington” means Wellington Biomedical Innovation Master Investors (Cayman) II, L.P. and “Fidelity” means  Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Growth Company Commingled Pool and Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund.

21.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.  This Agreement and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which an enforcement of the same is sought.

Signature page follows immediately.

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

COMPANY

APOGEE THERAPEUTICS, INC.

By:	/s/ Michael Henderson, M.D.
Name:	Michael Henderson, M.D.
Title:	Chief Executive Officer

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

PARAGEE HOLDING, LLC
By: Paragon Therapeutics, Inc.

By:	/s/ Evan Thompson
Name:	Evan Thompson
Title:	President

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

PARAGON THERAPEUTICS, INC.

By:	/s/ Evan Thompson
Name:	Evan Thompson
Title:	President

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

FAIRMOUNT HEALTHCARE FUND LP

By:	/s/ Peter Harwin
Name:	Peter Harwin
Title:	Managing Member

Percentage of Reorganization Shares to be Issued as Non-Voting Common Shares: 100%

Beneficial Ownership Limitation: 9.99%

UNIT HOLDER

FAIRMOUNT HEALTHCARE FUND II LP

By:	/s/ Peter Harwin
Name:	Peter Harwin
Title:	Managing Member

Percentage of Reorganization Shares to be Issued as Non-Voting Common Shares: 100%

Beneficial Ownership Limitation: 9.99%

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.

By: VHCP Management EG, LLC
Its: General Partner

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

Percentage of Reorganization Shares to be Issued as Non-Voting Common Shares: 100%

Beneficial Ownership Limitation: 9.99%

UNIT HOLDER

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By: VHCP Management III, LLC
Its: General Partner

By: VR Advisor, LLC
Its: Manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

Percentage of Reorganization Shares to be Issued as Non-Voting Common Shares: 100%

Beneficial Ownership Limitation: 9.99%

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

VHCP CO-INVESTMENT HOLDINGS III, LLC

By: VHCP Management III, LLC
Its: Manager

By: VR Advisor, LLC
Its: Manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

Percentage of Reorganization Shares to be Issued as Non-Voting Common Shares: 100%

Beneficial Ownership Limitation: 9.99%

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

RTW MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

UNIT HOLDER

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

UNIT HOLDER

RTW BIOTECH OPPORTUNITIES LTD
(f/k/a) RTW Venture Fund Limited

By: RTW Investments, LP
Its: Investment Manager

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

UNIT HOLDER

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

UNIT HOLDER

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

UNIT HOLDER

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

WELLINGTON BIOMEDICAL INNOVATION MASTER INVESTORS (CAYMAN) II, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Peter N. McIsaac
Name:	Peter N. McIsaac
Title:	Managing Director & Counsel

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

ORBIMED PRIVATE INVESTMENTS IX, LP

By: OrbiMed Capital GP IX LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

UNIT HOLDER

ORBIMED GENESIS MASTER FUND, L.P.

By: OrbiMed Genesis GP LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Peter Thompson
Name:	Peter Thompson
Title:	Member

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

UNIT HOLDER

RA CAPITAL NEXUS FUND III, L.P.

By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Contribution and Exchange Agreement as of the date first above written.

UNIT HOLDER

PERCEPTIVE XONTOGENY VENTURE FUND II, LP

By: Perceptive Xontogeny Venture II GP, LLC
Its: General Partner

By:	/s/ James Mannix
Name:	James Mannix
Title:	Chief Operating Officer

By:	/s/ Frederick P. Callori
Name:	Frederick P. Callori
Title:	Authorized Signatory

Signature Page to Contribution and Exchange Agreement

[EMPLOYEE AND DIRECTOR UNIT HOLDER SIGNATURES OMITTED]